Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Equity Income Fund--Concept Series Natural Gas Trust 2

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-49571 of our opinion dated September 8, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 20, 1995